UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 4, 2023

ALIGN TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-32259	94-3267295
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

410 North Scottsdale Road, Suite 1300, Tempe, Arizona 85288
(Address of Principal Executive Offices) (Zip Code)
(602) 742-2000
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
Common stock, $0.0001 par value	ALGN	The NASDAQ Stock Market LLC
(NASDAQ Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17  CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors: Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

The Board of Directors (the “Board”) of Align Technology, Inc. (“Align”) appointed Kevin T. Conroy, 58, and Mojdeh Poul, 60, to its Board, effective December 5, 2023. In connection with this appointment, the Board increased the size of the Board from eight to ten directors. Align expects Mr. Conroy and Ms. Poul to stand for election at the next annual meeting of stockholders scheduled to be held in May 2024.

Mr. Conroy and Ms. Poul will participate in the compensation program for non-employee directors as described under the heading “Director Compensation” in Align’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on April 5, 2023, except their annual retainers and equity grants will be prorated to reflect their service from the date of their appointment until the 2024 annual meeting of stockholders.

A copy of the press release announcing Mr. Conroy and Ms. Poul’s appointment to the Board is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of Align Technology, Inc. Announcing Mojdeh Poul and Kevin Conroy Join Align Board of Directors
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALIGN TECHNOLOGY, INC.

By:	/s/ John Morici
John Morici Chief Financial Officer and Executive Vice President, Global Finance

Date: December 5, 2023